            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1998
                                                      REGISTRATION NO. 333-51159
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             -------------------

                       POST EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                             -------------------

                      CBT GROUP PUBLIC LIMITED COMPANY
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  REPUBLIC OF IRELAND                            7372                     NOT APPLICABLE
(STATE OF INCORPORATION)            (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
                                    CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                              1005 HAMILTON COURT
                         MENLO PARK, CALIFORNIA  94025
                                (650) 614-5900
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JAMES J. BUCKLEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CBT GROUP PLC
                              1005 HAMILTON COURT
                         MENLO PARK, CALIFORNIA  94025
                                (650) 614-5900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             -------------------

                                  COPIES TO:

       Alan K. Austin                             Jeffrey L. Wade
     Steven V. Bernard                         Andrews & Kurth, L.L.P.
      James C. Creigh                           2170 Buckthorne Place
Wilson Sonsini Goodrich & Rosati                     Suite 150
    Professional Corporation                 The Woodlands, Texas  77380
       650 Page Mill Road                          (713) 220-4801
       Palo Alto, CA 94304
         (650) 493-9300

                             -------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               UPON CONSUMMATION OF THE MERGER DESCRIBED HEREIN.

                             -------------------

  If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

================================================================================

                                EXPLANATORY NOTE

     This Post Effective Amendment No. 1 contains no exhibits. On May 29, 1998, the merger of Merger Sub with and into ForeFront was consummated. Pursuant to the Merger, each issued and outstanding share of ForeFront Common Stock was converted into the right to receive 0.3137 CBT ADSs and each option, warrant and other right to acquire ForeFront Common Stock was assumed by CBT and became an equivalent right with respect to CBT ADSs, on the same terms as the original option warrant or right, adjusted to reflect the Exchange Ratio.

     CBT elected not to incorporate information by reference into the Registration Statement. CBT is eligible to file on Form S-3 and to incorporate information by reference on a prospective basis. This Post Effective Amendment No. 1 is being filed to add prospective incorporation by reference so that the Registration Statement will remain current for the issuance of Ordinary Shares represented by CBT ADSs that may be issued in the future upon exercise of options, warrants and other rights that CBT assumed in connection with the Merger. Capitalized terms used and not defined in this Explanatory Note have the meaning set forth in the Proxy Statement/Prospectus included in this Registration Statement.

     1. Page 1 of the Registration Statement is hereby amended to insert the following text immediately before the capitalized legend at the bottom of such page:

               "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

            The following documents filed by CBT with the SEC pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (c) The Company's Current Report on Form 8-K dated June 12, 1998; and

     (d) The description of the Ordinary Shares contained in the Company's Registration Statement on Form 8-A filed on March 9, 1995 and Amendment No. 1 thereto on Form 8-A/A filed on April 10, 1995.

     All documents filed by CBT pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act after the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing such documents. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in this Proxy Statement/Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

     CBT will furnish without charge to each person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, upon the request of such person, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies, or requests for additional information regarding

CBT, should be directed to CBT at 1005 Hamilton Court, Menlo Park, CA 94025; attn: General Counsel. The telephone number at such location is (650) 614-5900."

     2. Page II-7 is hereby amended to insert the following text immediately before the last paragraph on such page:

          "(8) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post Effective No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on July 2, 1998.


                              CBT GROUP PUBLIC LIMITED COMPANY



                              By:   /s/ Richard Y. Okumoto
                                  ------------------------------------------
                                    Richard Y. Okumoto
                                    Vice President, Finance and Chief Financial
                                    Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.


       Signature                          Title                       Date
       ---------                          -----                       ----


           *              Chairman of the Board                   July 2, 1998
------------------------
    William G. McCabe


           *              President, Chief Executive Officer      July 2, 1998
------------------------  (Principal Executive Officer) and
     James J. Buckley     Director



/s/ Richard Y. Okumoto    Vice President, Finance and Chief       July 2, 1998
------------------------  Financial Officer
  Richard Y. Okumoto


           *              Group Financial Controller              July 2, 1998
------------------------  (Principal Accounting Officer)
     John P. Hayes        and Director



           *              Director                                July 2, 1998
------------------------
Gregory M. Priest


                          Director                                June __, 1998
------------------------
   Patrick J. McDonagh


           *              Director                                July 2, 1998
------------------------
      John Grillos



*By:  /s/ Richard Y. Okumoto
      ----------------------------
         Richard Y. Okumoto,
          Attorney-in-Fact